Exhibit 10.20 Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Such omitted information has been noted in this document with a placeholder identified by the mark “[***]”. SUBLEASE AGREEMENT This Sublease Agreement (this “Sublease”) is made and entered as of April 29, 2024, by and between Turning Point Therapeutics, Inc., a Delaware corporation (“Sublandlord”), and Avidity Biosciences Inc., a Delaware corporation (“Subtenant”). RECITALS WHEREAS, HCP Callan Road, LLC, a Delaware limited liability company, and predecessor in interest to 3020-3030 CALLAN ROAD OWNER, L.L.C., a Delaware limited liability company (“Master Landlord”), and Sublandlord are parties to that certain Lease dated May 20, 2021 (“Original Lease”), as amended by that certain First Amendment to Lease, dated as of August 31, 2021, that certain other First Amendment to Lease, dated as of September 16, 2022, and that certain Second Amendment to Lease, dated as of August 2, 2023, and that certain Fourth Amendment to Lease, dated as of April 29, 2024 (collectively, the “Master Lease”) whereby Sublandlord leases from Master Landlord certain premises consisting of two buildings located at the project commonly known as 3020/3030 Callan Road, San Diego, California 92121 (the “Project”). A true, complete and correct, but redacted, copy of the Master Lease is attached hereto as Exhibit D. All capitalized but undefined terms herein shall have the meanings ascribed in the Master Lease. WHEREAS, Sublandlord desires to sublease a portion of the Project consisting of 105,000 rentable square feet comprising Building A, as established by the Master Lease (“Building A”) to Subtenant and Subtenant desires to sublease Building A from Sublandlord pursuant to the terms and conditions of this Sublease. WHEREAS, Sublandlord desires to grant to Subtenant the right to sublease the remaining portion of the Project consisting of 80,000 rentable square feet comprising Building B, as established by the Master Lease (“Building B”), subject to the terms and conditions of this Sublease. NOW, THEREFORE, in consideration of the rights and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Sublease. As used under this Sublease, references to the word “Premises” shall at all times mean that portion of the Project being sublet by the Subtenant, or its permitted successors and assigns.

2 2. Sublease of Building A; Term; Intended Use; Conditions Precedent. A. Sublease of Building A; Term. Sublandlord hereby subleases to Subtenant Building A and Subtenant hereby subleases Building A from Sublandlord, pursuant to the terms and conditions of this Sublease which shall include the right to use, during the Sublease Term (as defined below), the equipment set forth on Exhibit A, at no additional cost or expense to Subtenant, except as otherwise noted therein. Subject to Section 5 of this Sublease, the term of the sublease of Building A (“Sublease Term”) shall commence on the earlier of (a) August 1, 2025, and (b) the date on which Subtenant’s Work is complete (the “Building A Commencement Date”) and shall expire on April 30, 2035 (“Building A Expiration Date”), unless earlier terminated pursuant to the terms of this Sublease Subtenant shall have the right to use Building A for general office, research and development, engineering, related laboratory, storage and/or warehouse uses and other uses permitted under the zoning for the Project and the Master Lease (the “Intended Use”), subject to the Consent (as defined below). Subtenant shall have the non-exclusive right to use in common with other tenants in the Project the Common Areas as defined in Section 1.1.3 of the Master Lease, subject to the rules and regulations provided thereunder. Notwithstanding the foregoing, Subtenant shall have the exclusive right to use the roof deck for Building A, subject to: (a) Master Landlord’s normal and customary access for its maintenance and upkeep in accordance with the terms and conditions set forth in the Master Lease, and (b) use up to four times per calendar year in the aggregate during the Sublease Term by two tenants from Building B upon thirty (30) days prior notice to Subtenant from Sublandlord, subject to a reasonable waiver of liability and indemnification in favor of Subtenant for such use. Simultaneously with the delivery to Sublandlord of an executed counterpart of this Sublease, Subtenant shall deliver to Sublandlord (i) the Letter of Credit (as defined below), (ii) the first monthly installment of Monthly Base Rent under this Sublease, and (iii) certificates of insurance evidencing Subtenant’s compliance with the insurance obligations of this Sublease and the Master Lease. It is expressly understood that Subtenant shall obtain the insurance coverages required of “Tenant” by Article 10 of the Master Lease and name Sublandlord as an additional insured. B. Central Plant. The parties acknowledge there are mechanical equipment rooms and a central plant for the Project. Sublandlord and Subtenant shall reasonably coordinate any access and use of the central plant and shared mechanical equipment rooms. C. Sublease Responsibility Matrix. For so long as the Premises does not include the entirety of Building B, then Sublandlord’s and Subtenant’s respective obligations with respect to equipment under this Sublease shall be as set forth in the Sublease Responsibility Matrix attached hereto as Exhibit A and made a part hereof. To the extent of any inconsistency between Exhibit A and the Master Lease, then the Master Lease shall control. Exhibit A shall not be construed to expand Sublandlord’s obligations as “Tenant” under the Master Lease. 3. Acceptance of Building A. Subtenant shall accept Building A in the condition and as of the Access Date in its “AS IS” and “WHERE IS” condition, and Sublandlord makes no representation or warranty regarding Building A, except as expressly set forth in this Section 3. Notwithstanding the foregoing, Sublandlord and Subtenant have identified during their walk-through inspections of Building A certain “punch-list items”, as set forth on Exhibit B attached hereto. The punch-list items are identified on Exhibit B as “Critical Punch List Items” and “Non-Critical Punch List Items”. Sublandlord shall (a) cause the Master Landlord to complete

3 each Critical Punch List Item on or before the commencement of Subtenant’s Work, and (b) use commercially reasonable efforts to cause the Master Landlord to complete the Non-Critical Punch List Items on or before the commencement of the Subtenant’s Work. Except for the punch list items, each of Sublandlord and Subtenant represent to the other, without any duty to investigate, that it has no actual knowledge of any damage or defect with respect to the Premises that would not be discoverable during a visual inspection. By taking possession of Building A, Subtenant is deemed to have accepted Building A, with no representation or warranty by Sublandlord as to the condition of Building A other than as expressly set forth in this Section 3 (including any building systems and equipment); provided, however, that all construction warranties available to Sublandlord under the Master Lease shall be available to Subtenant to the extent assignable by Sublandlord to Subtenant. Pursuant to California Civil Code Section 1938, Sublandlord is required to state as follows regarding Building A: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy of potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. 4. Subtenant’s Work. A. Required Consent. Subtenant’s design and construction plans and its improvements to Building A for its Intended Use (“Subtenant’s Work”), are expressly subject to the prior approval of Sublandlord and Master Landlord. Subtenant’s Work shall be done in accordance with the Work Letter (“Sublease Work Letter”) attached hereto as Exhibit C. Subtenant shall not undertake any construction activities, or make any other installation or move any personal property into Building A without the prior written consent of Master Landlord and Sublandlord. If Master Landlord provides consent to Subtenant’s Work, Sublandlord will not unreasonably withhold, condition, or delay its consent to Subtenant’s Work. B. Early Access. Provided that this Sublease has been fully executed and delivered, the Consent has been obtained, and Subtenant shall have paid all amounts due upon execution of this Sublease and shall have delivered required certificates of insurance to the Master Landlord and Sublandlord in accordance with this Sublease, Subtenant shall have the right to access Building A prior to the Building A Commencement Date to perform the Subtenant’s Work and otherwise readying Building A for Subtenant’s occupancy (the “Early Access”). Such Early Access to Building A shall be subject to all of the terms of the Sublease and the Master Lease (unless such Master Lease terms are expressly excluded from this Sublease in Section 10.A. below); provided that Subtenant shall not be obligated to pay Sublease Rent during such Early Access period (though Subtenant shall be obligated to pay for all utility service and Other Charges during such time). Subtenant assumes all risk regarding access and occupancy of Building A. Except to the extent

4 arising from the gross negligence or willful misconduct of Sublandlord, Subtenant shall defend, indemnify and hold Master Landlord and Sublandlord, and their respective officers, directors, shareholders, members, partners, agents, and employees, and each of their respective employees, partners, officers, directors, agents, representatives, successors and assigns, harmless from and against any and all Claims (defined below) to the extent arising out of or in connection with any and all work during such early entry (including, but not limited to, claims for breach of warranty, personal injury or, subject to the waiver of subrogation provisions of this Sublease (or incorporated provisions of the Master Lease, as applicable), property damage). Each of Master Landlord and Sublandlord shall have the right, in each of their respective sole and absolute discretion, to settle, compromise, or otherwise dispose of any and all suits, claims, and actions against any of the indemnified parties arising out of or in connection with the Early Access. C. Subtenant Improvement Allowance; Sublandlord Fee. Subject to Section 5.4 of the Sublease Work Letter, Sublandlord shall provide Subtenant with a tenant improvement allowance in the amount up to of Thirty Three Million Six Hundred Thousand and 00/100 Dollars ($33,600,000.00) (the “Sublease TI Allowance”) which Sublease TI Allowance (i) shall be fully utilized on or before August 1, 2025 and any amounts not utilized by such date shall be unavailable to Subtenant, (ii) shall be disbursed in accordance with the Sublease Work Letter, and (iii) shall be paid directly by Sublandlord to Subtenant; provided that Sublandlord may assign its right to receive any undisbursed amounts of the Tenant Improvement Allowance from Master Landlord, in which case, the amount of Sublease TI Allowance to be paid by Sublandlord shall be reduced by any amounts actually received by Subtenant from Master Landlord. All costs which are anticipated to be in excess of the Sublease TI Allowance and ATIA (to the extent Subtenant elects to use all or a portion of such ATIA in accordance with Section 4(D) hereof) shall be the obligation of and payable by Subtenant. Except for the Sublease TI Allowance and the ATIA, if and to the extent applicable, Sublandlord shall not be obligated under this Sublease to provide or pay for any improvement work or services in Building A. Sublandlord shall be entitled to a fee (the “Sublandlord Fee”) for its actual and reasonable out-of-pocket costs for Sublandlord’s review by its architect and engineer, and its third-party project manager, of the design and construction plans for Subtenant’s Work and for periodic inspections of Subtenant’s Work, and in obtaining assurances Subtenant’s Work is being performed in compliance with all applicable laws, codes and regulations and in conformity with Subtenant’s architectural plans and specifications for Subtenant’s Work; provided that the Sublandlord Fee shall not exceed $250,000. D. Additional Allowance; Repayment. If requested by Subtenant, in its sole discretion, Sublandlord agrees to provide an additional tenant improvements allowance of up to Five Million Forty Thousand ($5,040,000) (the “ATIA”) to be applied toward the cost of the Subtenant’s Work. Subtenant must give notice of its intent to utilize all or a portion of the ATIA, which notice must specify the amount of ATIA requested (“Building A Election Amount”), within sixty (60) days after receipt of the Consent with respect to Building A, and after giving such notice, Subtenant shall have no further right to take additional ATIA funds. Subtenant shall have the right to apply Building A Election Amount to any project related costs, including, but not limited to, furniture, fixtures, and equipment, and moving costs. The Building A Election Amount, if applicable, is a loan by Sublandlord and will be amortized separately from the Sublease Base Rent. Subtenant shall repay the Building A Election Amount, as applicable, actually disbursed by Sublandlord plus interest at the rate of eight percent (8.0%) per annum. The Building A Election Amount shall be re-paid as Additional Rent in equal monthly installments commencing on the

5 Building A Commencement Date and continuing thereafter each month over the Sublease Term, subject to annual increases of three percent (3%) on each anniversary of the Building A Commencement Date. Interest on the Building A Election Amount, as applicable, shall begin to accrue as of the disbursement date of the Building A Election Amount. The parties agree to enter into an amendment to this Sublease setting forth the repayment term and the monthly amortized amounts of the Building A Election Amount, as applicable. E. Warranties. Subtenant hereby waives all claims against Sublandlord relating to or arising out of the design and construction of the Base Building Improvements, as defined in the Master Lease, for Building A and the Subtenant’s Work. All equipment warranties available to Sublandlord in connection with equipment purchased by Sublandlord for Building A shall be assigned to Subtenant, to the extent assignable. Any construction and equipment warranties available to Sublandlord in connection with work done or equipment installed by Master Landlord shall be available to Subtenant to the extent assignable by Sublandlord to Subtenant. Any warranties provided by Master Landlord for the benefit of “Tenant” under the Master Lease shall be deemed given by Master Landlord only, and Sublandlord shall not provide any express or implied warranties of any kind. Sublandlord shall reasonably cooperate, at no out-of-pocket cost to Sublandlord, with Subtenant’s direct enforcement of any such warranties, provided that Sublandlord shall not be obligated to commence litigation or dispute resolution proceedings with respect thereto unless Subtenant agrees to pay the costs thereof. 5. Master Landlord’s Consent Required. This Sublease shall not become effective or binding upon either party until the date Master Landlord’s written consent to this Sublease (the “Consent”) in form reasonably acceptable to Sublandlord and Subtenant is delivered to Sublandlord and Subtenant (“Effective Date”). Sublandlord shall use good faith efforts to obtain the Consent in accordance with the provisions of the Master Lease and Subtenant shall reasonably cooperate with Sublandlord in its efforts to obtain the Consent. Sublandlord shall request the Consent and Subtenant shall pay any fees or charges expressly provided for the in the Master Lease with respect to obtaining the Consent. Subtenant agrees promptly to provide any financial or other information reasonably requested by Master Landlord pursuant to the Master Lease. Subtenant waives any claim against Master Landlord or Sublandlord arising out of any failure or refusal by Master Landlord to grant Consent. 6. Building B Option Rights. The options and rights contained herein (“Building B Rights”) shall be available to, and may only be exercised by, the originally-named Subtenant (Avidity Biosciences Inc., a Delaware corporation), and, otherwise subject to the following conditions: (i) there is not an Event of Default (as defined below) by Subtenant at the time of exercise, (ii) Subtenant has not been in material default (in each case, after receipt of written notice of such default and expiration of all applicable cure periods) under this Sublease at any time prior to the time of exercise, (iii) Subtenant has not subleased, assigned, or otherwise transferred any interest under this Sublease, (iv) Subtenant has not received an Offer (defined below) and thereafter failed to exercise its Right of First Refusal in accordance with Section 6.B, and (v) if the Building A Commencement Date has occurred, Subtenant has taken full occupancy of Building A (collectively, the “Conditions”). A. Expansion Option. Subtenant shall have the right and option (the “Expansion Option”) to sublease Building B (“Expansion Premises”), which right must be exercised during

6 the period commencing on the Effective Date and ending on the earlier of March 31, 2025 or the date any of the Conditions are no longer satisfied (“Expansion Option Period”). If, during the Expansion Option Period, Subtenant delivers written notice to Sublandlord that it elects to exercise the Expansion Option (“Expansion Notice”), then, within thirty (30) days of Sublandlord’s receipt of the Expansion Notice, Subtenant shall deliver the increased Letter of Credit amount as set forth in Section 8 below and Sublandlord and Subtenant shall execute an amendment to this Sublease to incorporate the following terms applicable to the Expansion Premises: (1) the term of the Expansion Premises shall commence immediately upon Substantial Completion (as defined below) of Sublandlord’s improvements to Building B [per Revised Building B “Spec Plan” to be include in the Exhibit], as adjusted for any Subtenant Delay (as defined in the Sublease Work Letter) (the “Building B Commencement Date”), (2) the expiration date for the term of the Expansion Premises shall be the Building A Expiration Date, (3) the Base Rent for Building B shall initially be $[***] each month, (4) all Base Rent escalations shall occur at the same percentage rate at the same times and intervals as is applicable to Building A, (5) if Subtenant elects, in its sole discretion, to use all or a portion of the Building B Allowance (as defined below), Subtenant shall be entitled to Expansion Premises Abated Rent in accordance with and subject to the conditions of Section 7.B.ii. below, (6) to the extent assignable, Sublandlord shall assign to Subtenant all warranties related to the Tenant Improvements performed by Sublandlord for the Expansion Premises, and (7) such other terms and conditions as are reasonably required to implement the provisions of this Section 6.A. In no event shall Subtenant have any option to expand after the expiration of the Expansion Option Period, or for any space constituting less than the entirety of the Expansion Premises. During the Expansion Option Period, Sublandlord agrees not to enter into a sublease with another sublessee unaffiliated with Subtenant. As used in this Section 6.A, “Substantial Completion” with respect to Building B shall deemed to have occurred when: (i) Sublandlord’s architect certifies to Sublandlord, in a manner reasonably acceptable to Sublandlord, that the construction of Sublandlord’s improvements in Building B have been substantially completed, (ii) the City of San Diego Development Services Department, Division of Building, Construction and Safety Inspection Record noting the satisfactory completion of all required multi-disciplined inspections has been procured by Sublandlord with a copy submitted to Sublandlord and Subtenant; and (iii) the Certificate of Occupancy or its equivalent has been issued to Sublandlord by the City of San Diego Development Services Department for the occupancy of Building B. B. Right of First Refusal. Sublandlord agrees that if, during the period beginning on April 1, 2025, and ending on March 31, 2026 (“ROFR Period”), Sublandlord receives a bona fide offer from a third party to sublease all or any portion of the Expansion Premises (“Offer”), (i) Sublandlord shall deliver to Subtenant a redacted copy of the Offer and (ii) Subtenant shall have a one-time right to elect to sublease the Expansion Premises (“Right of First Refusal”) at the base rental amount of [***] dollars [***] cents ($[***]) per rentable square foot per month on a triple net (“NNN”) basis and shall increase three percent (3%) on each anniversary of the commencement date of the term of the sublease for the Expansion Premises. Subtenant’s right to exercise the Right of First Refusal shall be subject to satisfaction of the following conditions; (i) there is not an Event of Default (as defined below) by Subtenant at the time of exercise, (ii) Subtenant has not been in material default (in each case, after receipt of written notice of such default and expiration of all applicable cure periods) under this Sublease at any time prior to the time of exercise, (iii) Subtenant has not subleased, assigned, or otherwise transferred any interest under this Sublease, and (iv) if the Building A Commencement Date has occurred and Subtenant has taken full occupancy of

7 Building A. There shall be no rent abatements, no tenant improvement allowances and no other concessions whatsoever (including no Expansion Premises Abated Rent). The Right of First Refusal shall apply only to the first Offer Sublandlord receives. Thereafter, Subtenant must deliver written notice exercising its Right of First Refusal within ten (10) business days following receipt of the redacted Offer of its intent to sublease the Expansion Premises. If Subtenant duly and timely exercises the Right of First Refusal, Sublandlord and Subtenant shall promptly amend the Sublease to include the Expansion Premises and Subtenant shall deliver the increased Letter of Credit amount as set forth in Section 8 below within thirty (30) days of the Subtenant’s receipt of the Offer. If for any reason, Subtenant fails to duly and timely exercise the Right of First Refusal, or if Subtenant properly exercises such right but thereafter for any reason (other than delays caused by Sublandlord) does not enter into the amendment of the Sublease within thirty (30) days after exercise of the Right of First Refusal (or fails to timely deliver the increased Letter of Credit amount (each a “ROFR Default”)), then Sublandlord shall be free to sublease all or any portions of the Expansion Premises to any third party without any further obligation to Subtenant pursuant to this Section. If, as a result of a ROFR Default, Sublandlord is unable to consummate the transaction contemplated in the Offer, then Subtenant shall be liable for consequential damages incurred by Sublandlord. In no event shall Subtenant have any right to expand after the expiration of the ROFR Period, or for any space constituting less than the entirety of the Expansion Premises. C. Building B Allowance. If Subtenant exercises its Building B Rights, in its sole discretion, Subtenant shall be entitled to a loan from Sublandlord with respect to the Expansion Premises in an amount up to Three Million Two Hundred Eighty Five Thousand Dollars ($3,285,000) (the “Building B Allowance”) to be applied towards any project related costs for Building B, including, but not limited to, furniture, fixtures and equipment, and moving costs(“Building B Costs”). Subtenant must give Sublandlord written notice of its intent to utilize all or a portion of the Building B Allowance within thirty (30) days after delivery of the Expansion Notice or upon exercise of the Right of First Refusal, as the case may be, which notice must specify the amount of Building B Allowance to be utilized (“Building B Election Amount”), and after giving such notice, Subtenant shall have no further right to take additional Building B Allowance funds. Notwithstanding the foregoing or anything to the contrary set forth in this Sublease, Subtenant shall advance the Building B Election Amount, if applicable, to pay the Building B Costs and Sublandlord shall not be obligated to disburse any portion of the Building B Election Amount to Subtenant either directly or as a reimbursement of Building B Costs. The Building B Election Amount shall be reimbursed to Subtenant solely as abated rent in accordance with Section 7(B)(ii) below. The Building B Election Amount, if applicable, will be amortized separately from the Base Rent. Subtenant shall repay the Building B Election Amount, if applicable, plus interest at the rate of eight percent (8.0%) per annum. The Building B Election Amount, if applicable, shall be paid as Additional Rent in equal monthly installments commencing on the first day of the 21st calendar month of the Sublease Term and shall be subject to annual increases of three percent (3%) on each anniversary thereafter. Interest on the Building B Election Amount, if applicable, shall begin to accrue as of the first day of the 21st calendar month of the Sublease Term. The parties shall enter into an amendment to this Sublease promptly following Subtenant’s notice of its intent to utilize all or any portion of the Building B Allowance, setting forth the Building B Election Amount, and the amount of Additional Rent due in amortization payments thereof.

8 D. Design Rights. Sublandlord shall use reasonable efforts to keep Subtenant informed of the design and progress of the tenant improvements planned by Sublandlord for the Expansion Premises (“Building B Tenant Improvements”); provided, however, that Subtenant shall not have the right to require any changes to the design of the Building B Tenant Improvements and Sublandlord shall not be obligated under this Sublease to provide or pay for any Building B Tenant Improvements, unless and until Subtenant irrevocably exercises its Expansion Option. Notwithstanding the foregoing, the Building B Tenant Improvements shall be reasonably consistent with the look and feel of the improvements to Building A. Unless and until Subtenant has irrevocably committed to subleasing the entirety of the Expansion Premises, Subtenant shall have no right of early access, entry, or inspection of the Expansion Premises. Upon the exercise of the Building B Rights, Subtenant shall have the right to access Building B for the purposes of inspecting and preparing Building B for Subtenant’s occupancy. Any exercise of such rights to early access, entry or inspection shall be reasonably coordinated in advance with the Sublandlord and shall not materially interfere with the construction of the Building B Tenant Improvements. E. Building B Warranties. Subtenant hereby waives all claims against Sublandlord relating to or arising out of the design and construction of the Base Building Improvements for Building B and any other design or construction work undertaken by Sublandlord; provided, however, that all construction warranties available to Sublandlord in connection with any work done or equipment installed by Sublandlord shall be available to Subtenant to the extent assignable by Sublandlord to Subtenant. Any warranties provided by Master Landlord for the benefit of “Tenant” under the Master Lease shall be deemed given by Master Landlord only, and Sublandlord shall not provide any express or implied warranties of any kind. Sublandlord’s sole obligation with respect to Building B Tenant Improvements shall be to assign any construction or related contracts to Subtenant, to the extent assignable. Sublandlord shall reasonably cooperate, at no out-of-pocket cost to Sublandlord, with Subtenant’s direct enforcement of any such warranties, provided that Sublandlord shall not be obligated to commence litigation or dispute resolution proceedings with respect thereto unless Subtenant agrees to pay the costs thereof. Otherwise, Subtenant shall accept Building B in the condition and as of the Building B commencement date in its “AS IS” and “WHERE IS” condition, and Sublandlord shall make no representation or warranty, express or implied, regarding Building B. 7. Rent. Provided that Subtenant timely satisfies its rental and other obligations under this Sublease within the cure periods set forth herein, Sublandlord shall be responsible for the timely payment of rent under the Master Lease during the Sublease Term, and Subtenant shall pay to Sublandlord the following as Sublease Rent hereunder: A. Sublease Base Rent for Building A. Monthly during the Sublease Term, Subtenant shall pay to Sublandlord, as sublease rent (“Base Rent”), in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first day of each month, the monthly amounts set forth below for Building A. Sublease Base Rent shall increase by three percent (3%) annually, with the first escalation occurring on the first anniversary of the Building A Commencement Date. The below rent schedule is the Base Rent that will be due for Building A, subject to the Section 7.B. rent abatement. If the Subtenant validly exercises its Building B Rights, thereby also subleasing the Expansion Premises, then Sublandlord and

9 Subtenant shall execute an amendment memorializing the new rent schedule pursuant to Section 6 above. Months Monthly Basic Rent 1-12 [***] 13-24 [***] 25-36 [***] 37-48 [***] 49-60 [***] 61-72 [***] 73-84 [***] 85-96 [***] 97-108 [***] 109-117 [***] B. Abated Rent. Certain amounts of Base Rent shall be abated subject to the terms and conditions of this Section 7.B. Subtenant acknowledges and agrees that all Abated Rent (defined below) has been granted to Subtenant as additional consideration for entering into this Sublease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Sublease for the entire Sublease Term. If an Event of Default by Subtenant occurs prior to the expiration of any applicable Rent Abatement Period (as defined below), then the dollar amount of the unapplied portion of the Abated Rent as of the date of such Event of Default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Sublease Term and Subtenant shall immediately be obligated to begin paying Base Rent in full. If this Sublease is terminated prior to the expiration of the Rent Abatement Period as a result of an Event of Default by Subtenant, then, for purposes of calculating Sublandlord’s remedies under Section 1951.2 of the California Civil Code, if any, the dollar amount of the Abated Rent realized by Subtenant shall be automatically reinstated and immediately due and payable as Base Rent. i. Provided no Event of Default has occurred, then (i) commencing with the first full calendar month of the Sublease Term and continuing through month twenty-two (22), fifty percent (50%) of the Base Rent applicable to Building A, and (ii) for months fifty-five (55) through sixty (60) one hundred percent (100%) of the Base Rent applicable to Building A, (iii) and fifty percent (50%) of month one-hundred thirteen and (iv) one hundred percent (100%) for months one hundred-fourteen (114) through one hundred-seventeen (117) of the Sublease Term, one hundred percent (100%) of the Base Rent applicable to Building A, shall be abated subject to the conditions of this Section 7.B above (the “Building A Rent Abatement Period”), and the amount of such abated rent (the “Building A Abated Rent”). There will be no abated rent for the partial month the Sublease Term begins, if applicable, and Subtenant shall pay the full amount of the Base Rent for such partial month. ii. Provided no Event of Default has occurred and provided that the Building B Commencement Date has occurred (subject to the last sentence of this Section 7.B.ii), then Base Rent for the Expansion Premises shall be abated, subject to the provisions of this

10 Section 7.B above, as follows: (a) fifty percent (50%) of the Base Rent applicable to the Expansion Premises, shall be abated during months one (1) through twenty (20) after the Building B Commencement Date (the “Expansion Premises Initial Rent Abatement Period” and such abated rent, the “Expansion Premises Initial Abated Rent”), and (b) if Subtenant validly elects to utilize all or a portion of the Building B Allowance, then one hundred percent (100%) of the Base Rent applicable to the Expansion Premises, shall be abated during months twenty one (21) after the Building B Commencement Date and continuing for each month thereafter until the Building B Election Amount elected to be utilized by Subtenant pursuant to Section 6.A. has been fully realized (together with the Expansion Premises Initial Rent Abatement Period, collectively, the “Expansion Premises Rent Abatement Period” and together with the Building A Rent Abatement Period and the Expansion Premises Initial Abated Rent, collectively, the “Rent Abatement Period”), and the amount of such abated rent in this Section 7.B.ii, the “Expansion Premises Abated Rent” and together with the Building A Abated Rent, collectively, the “Abated Rent”. If Subtenant subleases all or any portion of the Expansion Premises under any circumstances other than Subtenant’s valid exercise of the Expansion Option, then the Expansion Premises Initial Abated Rent shall be unavailable to Subtenant. C. Additional Rent. In addition to the Base Rent provided for in Section 7.A above, Subtenant shall pay, during the Sublease Term, all Additional Rent payable under the Master Lease and this Sublease with respect to the Premises, based on a pro-rata share based on the ratio of the Premises to the entire Project, which as of the Building A Commencement Date shall be 56.75% (“Subtenant’s Share”), and if such Additional Rent is allocated by Master Landlord to any specific Building then such allocations shall be binding as between Sublandlord and Subtenant). If Subtenant consumes utilities or other services materially in excess of utility consumption of other tenants or occupants of the Project, then Sublandlord shall have the right to equitably allocate Subtenant’s Share of such costs to account for such excess consumption. If the commencement date of sublease term for the Expansion Premises occurs, Subtenant’s Share shall be one hundred percent (100%) of the Project. Subtenant shall contract directly with third-party providers for services not otherwise provided under the Master Lease. All adjustments of rent, costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be deemed Additional Rent, and in the event of nonpayment, Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Base Rent reserved hereunder. In addition, Subtenant shall pay to Sublandlord, as Additional Rent hereunder, within the lesser of (a) ten (10) business days or (b) the period that is one (1) business day less than the date such payment is due under the Master Lease, in each case after notice and demand, any other payments for which Sublandlord shall become responsible to Master Landlord under the Master Lease arising (i) by reason of Subtenant’s request for extraordinary services or utilities from Master Landlord, (ii) by reason of any act or omission of Subtenant, including without being limited to, reasonable payments accruing as a result of any preparation of or building improvement alterations undertaken by Subtenant, or (iii) as a result of Subtenant’s default hereunder or by such default causing Sublandlord to be in default under the Master Lease. Subtenant covenants to pay the Additional Rent when due, and in lawful money of the United States, in the manner set forth hereunder. Any delay by Sublandlord in billing any sum set forth in this Sublease shall not constitute a waiver of or in any way impair Subtenant’s obligation to pay the same in accordance with the terms of this Sublease.

11 i. Utilities; Other Charges. To the extent any utility services are separately metered, Subtenant shall contract for and pay such utility charges directly to the utility provider. Subtenant shall also pay all other charges, costs, or expenses incurred as a result of Subtenant’s occupancy, including without limitation during the Early Access, during the Sublease Term (together with utility usage as contemplated by the preceding sentence, collectively, “Other Charges”). ii. Sublease Rent Defined. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease (including, without limitation, Base Rent, Additional Rent, and Other Charges) are deemed to be rent (“Sublease Rent”). Sublease Rent payable for any partial month during the Sublease Term shall be prorated on a daily basis based on the actual number of days in such month. All Sublease Rent shall be payable in lawful money of the United States, by ACH or wire transfer initiated by Subtenant, to Sublandlord using the following information: Beneficiary Account Name Turning Point Therapeutics, Inc. Beneficiary Address Route 206 and Province Line Road Princeton NJ, 08543 Beneficiary Bank Name [***] Beneficiary Bank Address [***] Bank Routing Number /FED ABA [***] SWIFT BIC [***] Beneficiary Account Number [***] Account Currency USD Payment Reference Reason For Payment Required iii. Late Fees. If Subtenant does not pay Sublease Rent within five (5) days of when due, Subtenant will pay Sublandlord a late charge of five percent (5%) of the delinquent sum of Sublease Rent (as reasonable compensation for damages incurred by Sublandlord due to late payment and not as a penalty), and such late payment shall accrue interest at a rate of 12% per annum; provided that such late charge and interest shall not be applicable with respect to the first delinquent payment in any twelve (12) month period. Sublandlord shall not be required to provide Subtenant notice of any such missed Sublease Rent payment before being entitled to a late fee and interest. 8. Letter of Credit. Subtenant shall deliver, concurrently with Subtenant’s execution of this Sublease, as collateral for the full performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, an

12 unconditional, clean, irrevocable letter of credit (the “Letter of Credit”) in commercially reasonable form acceptable to Sublandlord, issued by a financial institution (the “Issuing Bank”) reasonably acceptable to Sublandlord in the original face amount of $2,500,000.00 (“Letter of Credit Amount”). The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the International Standby Practices ISP 98, International Chamber of Commerce Publication #590. Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through a Replacement Letter of Credit (defined below), amendment, renewal or extension) through the date (the “Final Letter of Credit Expiration Date”) that is the later to occur of (i) the date that is one hundred twenty (120) days after the scheduled expiration date of the Sublease Term and (ii) the date that is one hundred twenty (120) days after Subtenant vacates the Premises and completes any removal, restoration, repair or decommissioning obligations. In the event Subtenant exercises its Building B Rights, the Letter of Credit Amount shall be increased to the total of $4,405,000 prior to the commencement of the Build B sublease term. A. Drawing Under Letter of Credit. Without prejudice to any other remedy available to Sublandlord under this Sublease or at law, Sublandlord may draw upon the Letter of Credit or any Replacement Letter of Credit on or after the occurrence of either: (i) an uncured Event of Default under this Sublease; (ii) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of Credit as and when required pursuant to this Section 7; (iii) an uncured failure by Subtenant to perform one or more of its obligations under this Sublease and the existence of circumstances in which Sublandlord is enjoined or otherwise prevented by operation of law from giving to Subtenant a written notice which would be necessary for such failure of performance to constitute an Event of Default, or (iv) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken or suffered by Subtenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted; provided that in the event of (i) or (iii), Sublandlord may, at Sublandlord’s sole option, draw upon a portion of the face amount of the Letter of Credit or any Replacement Letter of Credit, as applicable, as required to compensate Sublandlord for damages incurred (with subsequent demands at Sublandlord’s sole election as Sublandlord incurs further damage). B. Delivery of Replacement Letter of Credit. Subtenant shall deliver to Sublandlord a new letter of credit (a “Replacement Letter of Credit”) (the Letter of Credit and/or any Replacement Letter of Credit being referred to herein as a “Letter of Credit”) at least thirty (30) days prior to the expiry date of the Letter of Credit or of any Replacement Letter of Credit held by Sublandlord. Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution reasonably acceptable to Sublandlord; (ii) be in substantially the same form as the initial Letter of Credit or other commercially reasonable form; (iii) bear an expiry date which is the earlier of one (1) year from the date when such Replacement Letter of Credit is delivered to Sublandlord or the Final Letter of Credit Expiration Date; and (iv) be in an amount not less than the Letter of Credit Amount. Upon the delivery to Sublandlord of a Replacement Letter of Credit as described in this Section 7, Sublandlord shall return to Subtenant the Letter of Credit or any previous Replacement Letter of Credit then held by Sublandlord. Section 21.6.2 of the Master Lease is incorporated herein by this reference, to be applicable as between Sublandlord and Subtenant as if Sublandlord were the “Landlord” and Subtenant were the “Tenant” therein.

13 C. Proceeds of Draw. All proceeds of a draw upon any Letter of Credit shall constitute Sublandlord’s sole and separate property (and not Subtenant’s property or the property of Subtenant’s bankruptcy estate) and Sublandlord may immediately upon any draw permitted hereunder (and without notice to Subtenant except as may be expressly provided in this Sublease) apply or offset the proceeds of the Letter of Credit: (i) against any Sublease Rent payable by Subtenant under this Sublease that is not paid when due following any applicable notice and cure periods; (ii) against all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including any damages arising under section 1951.2 of the California Civil Code following termination of this Sublease, to the extent permitted by this Sublease; (iii) against any costs incurred by Sublandlord permitted to be reimbursed pursuant to this Sublease (including attorneys’ fees); and (iv) against any other amount that Sublandlord may spend or become obligated to spend by reason of Subtenant’s default for which Sublandlord shall be entitled to seek reimbursement in accordance with this Sublease. D. Sublandlord’s Transfer. If Sublandlord conveys or transfers its interest in the Premises and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) any Letter of Credit shall be transferred to Sublandlord’s successor; (ii) Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Letter of Credit; and (iii) any Replacement Letter of Credit thereafter delivered by Subtenant shall state the name of the successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are required to appropriately reflect the transfer of the interest of Sublandlord in the Premises. E. Additional Covenants of Subtenant. If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Sublandlord and not applied pursuant to this Section 8 shall be less than the Letter of Credit Amount, Subtenant shall, within ten (10) business days thereafter, provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement or amended letter of credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) letter of credit shall comply with all of the provisions of this Section 8; if Subtenant fails to timely comply with the foregoing, then notwithstanding anything to the contrary contained in this Sublease, the same shall constitute a default by Subtenant without the necessity of additional notice or the passage of additional grace periods. Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. F. Nature of Letter of Credit. Sublandlord and Subtenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code (as now existing or hereafter amended or succeeded, “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceed thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all

14 rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. G. Reduction of Letter of Credit Amount. I Subtenant can show that Subtenant (independently and on a non-consolidated basis) has achieved a market capitalization of at least $10 billion for 12 consecutive months using generally accepted accounting and valuation principles reasonably acceptable to Sublandlord, and provided an Event of Default of Subtenant has not occurred in the prior twelve (12) months, the Letter of Credit Amount shall be reduced to $1,000,000.00 if the Letter of Credit is for Building A only or to $1,761,905 if the Letter of Credit is for Building A and Building B. Subtenant may only reduce the Letter of Credit Amount if Subtenant has not subleased or assigned its interest in any portion of the Premises, and only upon giving Sublandlord thirty (30) days prior written notice that the applicable conditions set forth above have been satisfied. Should any monetary Event of Default of Subtenant occur more often than one time in any twelve (12) month period during the Sublease Term, at any point after one or more reductions in the Letter of Credit Amount as set forth above, then the Letter of Credit Amount shall be increased to $2,500,000.00 for the balance of the Sublease Term promptly upon delivery of written notice from Sublandlord and, thereafter, Subtenant shall not be entitled to any further reduction. Under no circumstances may the Letter of Credit Amount ever be less than $1,000,000.00 if the Letter of Credit is for Building A only or $1,761,905 if the Letter of Credit is for Building A and Building B. 9. Food Service Facility. Subtenant, at its option and expense, may construct and operate a food service facility within Building A, consistent with the requirements outlined in Section 5.4 of the Master Lease. All improvements for such food service facility shall be approved in advance by Sublandlord and Master Landlord. Subtenant shall be able to use the TI Allowance or ATIA for the hard and soft costs related to construction of the food service facility. Subject to prior approval by Master Landlord (with such approval, if provided, to be incorporated into the Consent): (i) Subtenant may make such food service facility available to other tenants in the Project, and (ii) Subtenant shall be entitled to receive compensation for the provision of such food service which shall not be deemed to be rent. In the event Subtenant intends to engage a third-party operator of the food service facility, it shall be subject to both Master Landlord’s and Sublandlord’s prior written consent. Such third-party operator, among other things, shall provide reasonable waivers of liability and indemnifications in favor of and acceptable to Master Landlord and Sublandlord and shall maintain adequate insurance coverage, as reasonably determined by Sublandlord and Master Landlord, for its food service operation with Master Landlord and Sublandlord named as additional insureds thereunder. 10. Master Lease. A. Sublease Subordinate to Master Lease; Subtenant’s Covenants. A true and correct, but redacted, copy of the Master Lease is attached and incorporated in this Sublease as Exhibit D. The parties hereto understand and agree that this Sublease is and shall at all times be subject and subordinate to the Master Lease, all terms, provisions, covenants, stipulations, conditions and agreements of which are hereby incorporated into this Sublease, excepting: (a) those terms and conditions contradicted by the terms and conditions of this Sublease, in which case the terms and conditions of this Sublease shall control as between Sublandlord and Subtenant (b) definitions in the Master Lease that have different definitions than the same defined terms set

15 forth in this Sublease, in which case the definitions in this Sublease shall control as between Sublandlord and Subtenant; (c) and any rights under the Master Lease which are expressly personal to Sublandlord, as “Tenant” thereunder. References to “Landlord” in the incorporated provisions of the Master Lease shall be deemed references to each of Master Landlord and Sublandlord, except as otherwise expressly set forth in this Sublease. Except as otherwise expressly provided under this Sublease, during the Sublease Term, Subtenant assumes every obligation of Sublandlord, as “Tenant” under the Master Lease, for the benefit of Sublandlord and Master Landlord, with respect to the Building A, and, if Subtenant exercises its rights under Section 6 above, with respect to the Expansion Premises. For purposes of incorporation of Section 14.4 of the Master Lease, Sublandlord shall have recapture rights, with respect to any Transfer (other than Permitted Transfers) of all or substantially all of Building B for sixty-six and two-thirds percent (66.67%) or more of the then remaining Term; provided that if Sublandlord elects to exercise such recapture right, Subtenant shall have the right to rescind the requested consent to such Transfer in accordance with the procedure in Section 14.4 of the Master Lease, in which case, the request for consent shall be void and this Sublease shall continue in full force and effect. The following provisions in the Master Lease shall not apply to this Sublease: (a) Sections 1, 2.2, 3, 4, 5, 6, 8, 10, and 12 of the Summary of Basic Lease Terms, and (b) Sections 1.3, 2.2, 2.3, 3.1 (references to Base Rent only), 3.2, 3.3, 21, and 25 of the Master Lease and Exhibits A-2, B Schedule 2, Schedule 3 (but not Revised Schedule 3 to the First Amendment) and Schedule 4, F and G thereof. B. Defaults and Remedies. “Event of Default” shall mean a breach or default by Subtenant of any monetary or material nonmonetary obligation under this Sublease (including any incorporated provisions of the Master Lease), in each case where such failure continues beyond any applicable notice and cure period set forth in this Sublease, if any. If no such notice and cure period is provided in this Sublease, “Event of Default” shall mean a failure of Subtenant to cure any alleged default within the notice and cure period, if any, provided under the Master Lease, and if no such cure period is provided in this Sublease or the Master Lease, then the same shall constitute an Event of Default without the opportunity to cure. Any notice and cure periods specified in the Master Lease shall be reduced by three (3) days for all purposes under this Sublease; provided that in no event shall Subtenant have fewer than five (5) business days to cure any non-monetary breach. Notwithstanding anything to the contrary in the Master Lease, Subtenant shall only be entitled to an abatement or relief thereunder (as allocable to Building A) to the extent Sublandlord actually receives such abatement or relief from Master Landlord under the Master Lease. C. Consents. Any consent or approval requested from Sublandlord in accordance with this Sublease shall be deemed reasonably withheld if Master Landlord withholds its consent or approval. Any provision in this Sublease setting forth a consent standard applicable to Sublandlord shall prevail over any conflicting provision in the Master Lease; provided, however, that any consent and approvals required to be obtained by Tenant under the Master Lease with respect to the Premises must be obtained from both the Master Landlord and Sublandlord by Subtenant, and any information required to be submitted by the Tenant under the Master Lease must be provided by the Subtenant to the Master Landlord and Sublandlord. D. General. Neither party shall take any action or do or permit to be done anything which: (i) is or may be prohibited under the Master Lease, (ii) could reasonably be expected to

16 result in a violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such obligations (provided Subtenant is not in breach or default hereunder)), or (iii) would result in any additional cost or other liability to Sublandlord or Subtenant, respectively (provided that Sublandlord shall have no affirmative obligation to mitigate or control construction-related costs relating to the Tenant Improvements to be constructed by Subtenant). E. Sublandlord Not Responsible for Representations, Warranties, or Covenants of Master Landlord under Master Lease. Notwithstanding anything to the contrary herein, Sublandlord shall not (i) be deemed to have made any representation or warranty made by Master Landlord in any of the provisions of the Master Lease, or (ii) be responsible for Master Landlord covenants or obligations under the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, (iv) to obtain any insurance coverages required of “Landlord” under the Master Lease, or (v) to take any action with respect to the operation, administration or control of the Project, Buildings or any of the Common Areas that the Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants, or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant and for a period of time not to exceed thirty (30) days, Sublandlord shall be obligated to use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled; provided, further however: (A) Sublandlord shall not have any obligation to incur out-of-pocket expenses in connection with its covenants under this Section 10.E, and (B) Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease. 11. Indemnity. Subtenant shall indemnify Sublandlord and Sublandlord’s officers, directors, shareholders, members, partners agents, and employees, and each of their respective employees, partners, officers, directors, agents, representatives, successors and assigns (collectively, “Sublandlord Indemnified Parties”) against, and hold Sublandlord and Sublandlord Indemnified Parties harmless from, any and all demands, claims, causes of action, fines, penalties, damages (excluding all consequential or punitive damages, except for any (1) consequential or punitive damages incurred by Master Landlord which may be asserted against Sublandlord, (2) consequential or punitive damages relating to Subtenant’s breach or failure to comply with the Master Lease, including without limitation, Articles 5 (Hazardous Materials), 15 (Surrender), 16 (Holding Over), and 24 (Compliance With Laws) of the Master Lease, either directly or as incorporated herein), losses, liabilities, judgments, and expenses (including, without limitation, attorneys’ fees and court costs) (collectively, “Claims”) incurred in connection with, or arising from: (a) the use or occupancy of the Premises by Subtenant or any persons claiming

17 under Subtenant or any occurrence within the Premises during the Sublease Term, (b) any activity, work, or thing done, permitted or suffered by Subtenant in or about the Premises, (c) any acts, omissions, or negligence of Subtenant or any person claiming under Subtenant, or the contractors, agents, employees, invitees, or visitors of Subtenant or any such person as it relates to this Sublease or the Premises, (d) any breach, violation, or nonperformance by Subtenant or any person claiming under Subtenant or the employees, agents, contractors, invitees, or visitors of Subtenant or any such person of any term, covenant or provision of this Sublease or any law, ordinance, or governmental requirement of any kind, (e) any injury or damage to the person, property or business of Subtenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises, and (f) Subtenant’s failure to comply with the surrender and/or decommissioning provisions of this Sublease at the expiration or earlier termination of the Sublease Term, except to the extent any of the foregoing in clauses (a) through (f) above results from the negligence or willful misconduct of Sublandlord or any Sublandlord Indemnified Parties. If any action or proceeding is brought against Sublandlord or any Sublandlord Indemnified Party by reason of such Claim, Subtenant, upon notice from Sublandlord or a Sublandlord Indemnified Party, shall defend the Claim at Subtenant’s expenses with counsel reasonably satisfactory to Sublandlord. Notwithstanding anything to the contrary herein and without limiting the foregoing, each provision of the Master Lease which obligates “Tenant” to defend, indemnify or hold harmless the “Landlord” shall be incorporated herein as if Subtenant were the “Tenant” and Sublandlord were the “Landlord” thereunder; provided, however, that references to “Landlord” in Section 5.3.1.4.2 shall mean Master Landlord only. 12. Sublandlord’s Right to Cure Subtenant Default. Upon an Event of Default by Subtenant, Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent. 13. Parking. From and after the applicable Commencement Date, Subtenant shall be provided parking per the Master Lease at a ratio equal to two and seven-tenths (2.7) stalls per one thousand (1,000) rentable square feet of the Premises. 14. Signage. Subtenant shall have the signage rights set forth in the Master Lease, subject to Master Landlord’s express approval and compliance with the Master Lease and all Applicable Laws. 15. Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Sublease shall be in writing. All notices shall be addressed to the addresses set forth below, or such other address as the parties may notify each other from time to time in writing, and shall be: (a) personally delivered, (b) sent by certified or registered mail, postage prepaid, return receipt requested, or (c) sent by a nationally recognized overnight courier service, with charges prepaid and receipt provided therefor. All notices shall be deemed to have been given the earlier of: (i) the date of actual receipt, or (ii) one (1) business day after being properly deposited with a nationally recognized overnight courier service.

18 If to Sublandlord: Turning Point Therapeutics, Inc. c/o Bristol Myers Squibb Route 206 and Province line Road Princeton, New Jersey 08540 ATTN: Senior Director, Global Real Estate With copy to: Turning Point Therapeutics, Inc. c/o Bristol Myers Squibb Route 206 and Province line Road Princeton, New Jersey 08540 ATTN: Associate General Counsel If to Subtenant: Prior to the Building A Commencement Date: Avidity Biosciences Inc., 10578 Science Center Drive, Suite 125 San Diego, CA 92121 Attention: Chief Executive Officer With copies to: Avidity Biosciences Inc., 10578 Science Center Drive, Suite 125 San Diego, CA 92121 Attention: General Counsel Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Attention: Stephanie L. Fontanes After the Building A Commencement Date: Avidity Biosciences Inc., 3020 Callan Road San Diego, CA 92121 Attention: Chief Executive Officer With copies to:

19 Avidity Biosciences Inc., 3020 Callan Road San Diego, CA 92121 Attention: General Counsel and Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Attention: Stephanie L. Fontanes 16. Attorneys’ Fees. If any action or proceeding is instituted by Sublandlord or Subtenant to construe, interpret, or enforce the provisions of this Sublease, the prevailing party shall be entitled to the reimbursement of its reasonable attorneys’ fees and costs incurred in connection with such proceeding by the non-prevailing party. 17. Brokers. Sublandlord shall pay all broker fees in connection with this Sublease pursuant to the terms of a separate agreement. Sublandlord’s and Subtenant’s broker is JLL under dual agency (“Broker”). Each party hereby indemnifies, protects, defends (with counsel acceptable to the other party) and holds the other party free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys’ fees, for causes of action or proceedings that may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party (other than the Broker) in connection with this Sublease. 18. Counterparts. This Sublease may be executed in duplicate counterparts, each of which shall be deemed an original hereof. The parties hereto consent and agree that this Sublease may be signed and/or transmitted by facsimile, e-mail of a.pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Sublease using electronic signature technology, by clicking “SIGN”, such party is signing this Sublease electronically, and (2) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures. 19. Entire Agreement; Modification. This Sublease, including the Exhibits hereto and incorporation of the Master Lease, contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors in interest.

20 20. Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant. 21. Authority. Subtenant hereby represents and warrants that Subtenant is a duly formed or incorporated, as applicable, and existing entity qualified to do business in the State of California and that Subtenant has the full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Subtenant is authorized to do so. Sublandlord hereby represents and warrants that Sublandlord has the full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Sublandlord is authorized to do so. 22. Waiver of California Code Sections. Subtenant waives (for itself and all persons claiming under Subtenant) the provisions of Civil Code §1995.310 allowing a tenant to terminate a lease if consent to a transfer is unreasonably denied, Civil Code §§1932(2) and 1933(4) with respect to the destruction of Premises, Civil Code §§1941 and 1942 with respect to Master Landlord’s repair duties and Subtenant’s right to repair, Code of Civil Procedure §1265.130, allowing either party to petition the Superior Court to terminate this Sublease in the event of a partial taking of the Premises by condemnation as defined in the Master Lease. Subtenant acknowledges and agrees that if Master Landlord or Sublandlord has once obtained the right to possession of the Premises or forfeiture of Subtenant’s interest in this Sublease, by legal proceedings, Subtenant shall not be entitled to regain possession of the Premises or overturn such forfeiture; to this end, Subtenant waives (for itself and for all persons claiming under Subtenant) any right of redemption or reinstatement of Subtenant under any present or future case law or statutory provision (including Code of Civil Procedure §§473 and 1179 and Civil Code §3275) if Subtenant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statutes specified herein. 23. No Waiver. One or more waivers of any breach by Sublandlord of any covenant or condition of this Sublease shall not be construed as a waiver of subsequent breach of the same covenant or condition, and the consent or approval by Sublandlord to or for any act by the other requiring consent or approval shall not be deemed to render consent or approval to or for any subsequent similar act. No breach of a covenant or condition of this Sublease shall be deemed to have been waived by Sublandlord, unless such waiver is in writing signed by Sublandlord. (Signatures on following pages)

US-DOCS\157266080.1 SUBLANDLORD Turning Point Therapeutics, Inc., a Delaware corporation By: /s/ Bruce Mayer Bruce Mayer Senior Director, Global Real Estate Date: April 30, 2024

SUBTENANT Avidity Biosciences, Inc., a Delaware corporation By: /s/ Sarah Boyce Sarah Boyce President & CEO Date: April 29, 2024 By: /s/ Teresa McCarthy Teresa McCarthy Chief Human Resources Officer Date: April 29, 2024

EXHIBIT A SUBLEASE RESPONSIBILITY MATRIX [***]

EXHIBIT B PUNCH LIST ITEMS [***]

EXHIBIT C SUBLEASE WORK LETTER [***]

EXHIBIT D MASTER LEASE [***]